Exhibit 99.1

MRV Reports First-Quarter Results
- Packet and Optical Products Revenue Increase 8% Sequentially and Positioned Well for Growth -

CHATSWORTH, Calif.- May 5, 2016 -MRV Communications (NASDAQ: MRVC), a provider of innovative network solutions for service providers, data center operators and enterprises, reported financial results for the three-months ended March 31, 2016.

“We entered 2016 as a better capitalized, more efficient and more focused company that is well-positioned for growth at high margins. While our legacy infrastructure management products have experienced a cyclical slowdown that impacted our results over the past few quarters, we are thrilled with the customer and market reaction to our new packet and optical product families,” stated MRV President and CEO Mark Bonney.

“Illustrating our traction with our new products, OptiDriver®, our award-winning optical transport platform, recorded the strongest quarter since its launch, winning numerous repeat orders and attracting 15 new customers, reaching the 100-customer milestone. We believe that OptiDriver offers some of the lowest latency of any optical transport product in the world, and this attribute combined with our efficient, scalable architecture enables us to become the value-added partner of choice to a growing group of regional and global telecom service providers, carrier neutral providers for data center interconnect and financial services firms. Furthermore, OptiPacket®, our purpose-built optical and packet tool for 100G high-capacity packet aggregation and Carrier Ethernet demarcation is also an integral part of our end-to-end solutions for regional service providers and is off to a great start. Additionally, we continue to drive innovation across all of our core product lines; today we announced that we launched our new generation of Carrier Ethernet network access devices, the OptiSwitch® V-Series, designed to be a highly scalable, open and programmable foundation for software defined networking and network functions virtualization. Overall, we are confident that we are well-positioned in our target markets, and with our robust product line we are poised to capture significant growth going forward.”

First Quarter 2016 Results as compared to First Quarter 2015

•	Revenue was $18.9 million, compared to $22.2 million, reflecting a lower contribution from legacy infrastructure management products, partially offset by growth of our packet and optical products.

•	Gross margin remained robust at 51.9%, compared to 52.0%, despite lower revenues of legacy products.

•	Operating expenses were $13.4 million, compared to $12.9 million due to increased investment in product development and engineering and slightly higher selling, general and administrative expenses.

•	Operating loss was $3.6 million, compared to an operating loss of $1.3 million.

•	GAAP net loss from continuing operations was $3.9 million, or $0.56 per share, compared to a GAAP net loss from continuing operations of $1.3 million, or $0.18 per share.

•	Non-GAAP net loss from continuing operations was $3.3 million, compared to a non-GAAP net loss from continuing operations of $0.9 million.

•	Total GAAP net loss including discontinued operations was $3.9 million, or $0.56 per share, compared to a total GAAP net loss including discontinued operations of $1.1 million, or $0.15 per share.

The company uses certain non-GAAP financial measures and a reconciliation of the non-GAAP measures to GAAP measures is provided in the attached table.

Balance Sheet Highlights Compared to December 31, 2015

•	At March 31, 2016 the company remained debt free and cash and investments amounted to $32.1 million, compared to $31.4 million.

•	Working capital totaled $36.4 million, compared to $39.5 million.

•	Inventory amounted to $10.0 million, compared to $10.2 million.

•	Accounts receivable were $14.5 million, compared to $14.8 million.

•	In March, the company initiated a $10 million share buyback program.

Conference Call Information:
MRV Communication's first quarter 2016 financial results conference call is scheduled to take place on May 5, 2016 at 5:00 p.m. ET. To access the call in the U.S. please dial 888-505-4375, and for international calls dial 719-457-2645 approximately 10 minutes prior to the start of the conference. The conference ID is 4365210. The conference call will also be broadcast live at www.mrv.com where it will be available for replay for 90 days. In addition, a replay will be available via telephone for one business day, beginning two hours after the call. To listen to the replay, in the U.S. please dial 877-870-5176, and internationally dial 858-384-5517. The access code is 4365210.

About MRV Communications
MRV Communications (NASDAQ: MRVC) enables service providers, data center operators and enterprises to make their networks smarter, faster and easier to operate.  MRV’s end-to-end portfolio includes innovative packet, optical and software platforms designed for flexibility and reliability.  To learn more about MRV visit www.mrv.com and follow us on Twitter @MRVC.

Non-GAAP Measures
The company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. The company's non-GAAP financial measures exclude the impact of stock-based compensation expense, fair value adjustments, litigation costs, severance and related restructuring costs, costs related to the sale of Tecnonet S.p.A. and other non-recurring expenses, which the company believes are not indicative of its core operating results. The company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the company's financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

Forward Looking Statements
This press release may contain statements regarding future financial and operating results of MRV, management's assessment of business trends, and other statements about management's future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV is engaged that are based on management's current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV's businesses operate, in addition to management's assumptions. Statements in this press release regarding MRV's future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "appear," "believe," “could,” "estimate," "expect," "intend," "may," "should," "plan," "project," "contemplate," "target," "foresee," "goal," "likely," "will," and "would" or variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that each of its business segments may not make the expected progress in its respective market, or that management's long-term strategy may not achieve the expected results. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations. For further information regarding risks and uncertainties associated with MRV's businesses, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of MRV's SEC filings, including, but not limited to its annual report on Form 10-K for the year ended December 31, 2015, copies of which may be obtained by contacting MRV's investor relations department or by visiting MRV's website at http://www.mrv-corporate.com or the SEC's EDGAR website at http://www.sec.gov. All information in this release is as of May 5, 2016 unless otherwise stated. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV's expectations.

IR Contact: Cathy Mattison/Kirsten Chapman, LHA, (415) 433-3777, ir@mrv.com

MRV Communications, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Product revenue	$16,007	$19,467
Service revenue	2,875	2,718
Total revenue	18,882	22,185
Cost of Revenue:
Cost of product	7,595	9,617
Cost of services	1,484	1,024
Total cost of revenue	9,079	10,641
Gross profit	9,803	11,544
Operating expenses:
Product development and engineering	5,344	5,125
Selling, general and administrative	8,017	7,736
Total operating expenses	13,361	12,861
Operating loss	(3,558)	(1,317)
Interest expense	—	(14)
Other income (expense), net	(277)	81
Loss from continuing operations before provision for income taxes	(3,835)	(1,250)
Provision for income taxes	61	50
Loss from continuing operations	(3,896)	(1,300)
Income from discontinued operations, net of income taxes of $138 in 2015	—	232
Net loss	$(3,896)	$(1,068)

Net income (loss) per share — basic
From continuing operations	$(0.56)	$(0.18)
From discontinued operations	—	0.03
Net loss per share — basic	$(0.56)	$(0.15)

Net income (loss) per share — diluted
From continuing operations	$(0.56)	$(0.18)
From discontinued operations	—	0.03
Net loss per share — diluted	$(0.56)	$(0.15)

Weighted average number of shares:
Basic	6,981	7,131
Diluted	6,981	7,131

MRV Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$26,928	$26,169
Restricted time deposits	5,170	5,190
Accounts receivable, net	14,518	14,837
Inventories, net	10,030	10,226
Other current assets	2,045	6,851
Total current assets	58,691	63,273
Property and equipment, net	3,894	4,050
Intangible asset, net	1,092	1,153
Other assets	547	608
Total assets	$64,224	$69,084

Liabilities and stockholders' equity
Current liabilities:
Deferred consideration payable	$233	$233
Accounts payable	5,555	5,749
Accrued liabilities	9,188	9,972
Deferred revenue	7,172	7,642
Other current liabilities	170	196
Total current liabilities	22,318	23,792
Other long-term liabilities	3,993	3,846
Commitments and contingencies

Stockholders' equity:
Preferred Stock, $0.01 par value: Authorized — 1,000 shares; no shares issued or outstanding	—	—
Common Stock, $0.0017 par value:
Authorized — 16,000 shares
Issued — 8,337 shares in 2016 and 8,341 shares in 2015
Outstanding — 6,973 shares in 2016 and 6,982 in 2015	270	270
Additional paid-in capital	1,286,121	1,285,787
Accumulated deficit	(1,231,567)	(1,227,671)
Treasury stock — 1,364 shares in 2016 and 1,359 shares in 2015	(15,406)	(15,355)
Accumulated other comprehensive loss	(1,505)	(1,585)
Total stockholders' equity	37,913	41,446
Total liabilities and stockholders' equity	$64,224	$69,084

MRV Communications, Inc.
Consolidated Non-GAAP reconciliation
Three Months Ended March 31, 2016 and 2015
(Unaudited, in thousands except per share data)

	Three Months ended March 31
	2016	2015
Revenue:
GAAP revenue	$18,882	$22,185
Cost of revenue
GAAP cost of revenue	$9,079	$10,641
Stock-based charges	(42)	(30)
Non-GAAP adjusted cost of revenue	$9,037	$10,611

Gross profit:
GAAP gross profit	$9,803	$11,544
Stock-based charges	42	30
Non-GAAP adjusted gross profit	$9,845	$11,574
Gross Margin %	52.1%	52.2%

Operating expenses:
GAAP Product development and engineering	$5,344	$5,125
Stock-based charges	(76)	(49)
Non-GAAP Product development and engineering	$5,268	$5,076

GAAP Selling, general & administrative:	$8,017	$7,736
Stock-based charges	(229)	(127)
Severance	(191)	(156)
Divestiture costs	(68)	—
Non-GAAP Selling, general & administrative	$7,529	$7,453

GAAP operating expenses:	$13,361	$12,861
Stock-based charges	(305)	(176)
Severance	(191)	(156)
Divestiture costs	(68)	—
Non-GAAP operating expenses	$12,797	$12,529

MRV Communications, Inc.
Consolidated Non-GAAP reconciliation
(continued)
Three Months Ended March 31, 2016 and 2015
(Unaudited, in thousands except per share data)

	Three Months ended March 31
	2016	2015

GAAP operating loss:	$(3,558)	$(1,317)
Stock-based charges	347	206
Severance	191	156
Divestiture costs	68	—
Non-GAAP operating loss	$(2,952)	$(955)

Net loss:
GAAP net loss	$(3,897)	$(1,300)
Stock-based charges	347	206
Severance	191	156
Divestiture costs	68	—
Non-GAAP adjusted net loss	$(3,291)	$(938)

Tecnonet discontinued operations	$—	$232

Non-GAAP adjusted net loss including Tecnonet Discontinued operations	$(3,291)	$(706)

Weighted average number of shares - Basic	6,981	7,131
GAAP EPS - Continuing operations	$(0.56)	$(0.18)
Non-GAAP EPS - Continuing operations	$(0.47)	$(0.13)

Weighted average number of shares - Diluted	6,981	7,131
GAAP EPS - Discontinued operations	$—	$0.03
Non-GAAP EPS - Discontinued operations	$—	$0.03